Exhibit 99.1

N E W S  R E L E A S E

Contact:                                               Suzy W. Taylor
866-652-1810

FirstCity Financial (NASDAQ FCFC) Reports Third Quarter 2006 Earnings

Waco, Texas November 8, 2006

Highlights:

•                        FirstCity reports 3rd quarter 2006 earnings of $4,967,535 or $.42 per diluted share.

•                        FirstCity invested $35.2 million for the quarter.

•                        FirstCity increased line of credit to $175 million.

Components of the quarterly results are detailed below (dollars in thousands except per share data):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Portfolio Asset Acquisition and Resolution	$6,218	$2,020	$12,095	$10,263
Corporate overhead	(1,251)	(1,328)	(3,768)	(4,202)
Earnings from continuing operations	4,967	692	8,327	6,061
Earnings (loss) from discontinued operations, net of taxes	—	319	(75)	222
Net earnings to common stockholders	$4,967	$1,011	$8,252	$6,283
Diluted earnings per common share	$0.42	$0.08	$0.69	$0.52

James T. Sartain, President and CEO said, “We were pleased with the strong earnings and acquisitions and equity investments in the third quarter. Our pipeline is strong and we are currently evaluating 33 different transactions representing over $3 billion in face value of assets. In addition we have increased our line of credit to $175 million with our lenders giving us additional liquidity to continue to grow the business.”

Portfolio Asset Acquisition and Resolution

FirstCity purchased $91.5 million in portfolio assets during the third quarter of 2006 and invested equity in these portfolios of $31.5 million.  These purchases consisted of eight portfolios — six in the United States and two in Latin America. Additionally, the Company made investments of $1.4 million into current partnerships in Europe and invested $2.3 million in the form of a loan to a Canadian real estate development company.

(more)

Investments are detailed below (in millions):

	Portfolio Purchases
						FirstCity
			Latin		FirstCity	Investment
	Domestic	Europe	America	Total	Investment	in Other		Total
2006
3rd Quarter	$35.4	$—	$56.1	$91.5	$31.5	$3.7		$35.2
2nd Quarter	24.2	1.0	—	25.2	19.0	7.0		26.0
1st Quarter	42.4	—	—	42.4	23.3	0.7		24.0
YTD 2006	$102.0	$1.0	$56.1	$159.1	$73.8	$11.4	*	$85.2
2005
4th Quarter	$32.9	$37.2	$12.6	$82.7	$35.0	$1.2		$36.2
3rd Quarter	32.3	—	0.6	32.9	18.1	—		18.1
2nd Quarter	16.1	—	—	16.1	16.1	—		16.1
1st Quarter	12.1	—	2.8	14.9	2.2	2.0		4.2
Total Year 2005	$93.4	$37.2	$16.0	$146.6	$71.4	$3.2	*	$74.6
Total Year 2004	$91.2	$9.8	$73.1	$174.1	$59.8	$—		$59.8
Total Year 2003	$92.6	$31.2	$5.4	$129.2	$22.9	$3.4	*	$22.9

*                    FirstCity’s Investment in Other for the quarter included $1.4 million in existing partnerships and $2.3 million the form of a loan to a Canadian real estate development company.

Operating contribution from the Portfolio Asset Acquisition business for the third quarter was $6.2 million. The earnings were comprised of $7.8 million in revenues, $3.0 million in equity in earnings of investments, gain on sale of investments of $2.4 million and $7.0 million of expenses, including provisions, net of recoveries, for loan losses of $50,000. The business generated 47% of the revenues from domestic investments, 45% from investments in Latin America and 8% from investments in Europe (including equity in earnings of investments and gain on the sale of interest in equity investments). The major components of revenue for the quarter include equity earnings in Acquisition Partnerships and servicing entities of $3.0 million, servicing fees of $4.7 million, income on Portfolio Assets of $2.5 million, and gain on sale of equity investments of $2.4 million. This gain consisted of: 1) one domestic portfolio resulting in a gain of $1.3 million and; 2) an aggregate sale of Latin American portfolios resulting in a gain of $1.1 million.

Operating contribution from the Portfolio Asset Acquisition business for the third quarter includes net foreign currency gains of $945,000, which is comprised of $123,000 of Euro gains, $843,000 in Mexican peso gains, $15,000 in Argentine peso losses and $6,000 in Canadian dollar losses. The Company continued to borrow in Euros to hedge the risk associated with foreign currency exposure.

The following table details the impact of these items on corporate earnings:

	Three Months Ended		Nine Months Ended
Illustration of the Effects of Currency	September 30,		September 30,
Fluctuations (dollars in thousands)	2006	2005	2006	2005
	(unaudited)		(unaudited)
Net earnings to Common Stockholders as reported	$4,967	$1,011	$8,252	$6,283
Euro gains	123	197	781	691
Mexican Peso gains (losses)	843	37	(311)	781
Argentine Peso losses	(15)	—	(59)	—
Canadian Dollar losses	(6)	—	(6)	—

Euro exchange rate at valuation date	0.79	0.83
Mexican Peso exchange rate at valuation date	11.02	10.85
Argentine Peso exchange rate at valuation date	3.11	n/a
Canadian Dollar exchange rate at valuation date	1.11	n/a

Restructure of Mexican Investment Platform

During the third quarter FirstCity completed a total restructure of its investments in Mexico in a transaction which aligned FirstCity with American International Group, Inc.  FirstCity received a payment of approximately $2 million of consulting fees and recorded a gain on sale of $1.1 million in the third quarter from the sale of certain assets by Cargill Financial Services International, Inc. and FirstCity affiliates as a result of this restructure. The net impact for the quarter from this transaction was $2.2 million net of expenses and intercompany eliminations.

Other Corporate Matters

•                  FirstCity announced a repurchase program for shares of its common stock in August 2006. Since the program was initiated, the company has purchased 530,300 shares at an average cost of $10.51 per share. The stock repurchase program remains in effect until August 2007. Share repurchases may be made from time to time when and if management feels the repurchase of such shares represent the optimum use of FirstCity’s resources.

•                  FirstCity enhanced its liquidity position with the restructure of its corporate line of credit subsequent to the third quarter. The lending facility was increased to $175 million and the term extended by two years.  The rate was reduced by 50 basis points.

•                  The commencement of FirstCity’s previously announced SBA lending initiative remains subject to approval by the SBA.  It is anticipated that this approval will be granted during the fourth quarter of 2006.

•                  The Company’s litigation regarding the claim of ownership of approximately $18 million representing the proceeds of the sale of Prudential stock remains unresolved. In March, FirstCity was granted a motion for summary judgment in favor of FirstCity’s claim to the demutualization proceeds.  Currently, the matter is under appeal by other interested parties. While no assurances can be given as to the ultimate resolution of the matter, FirstCity management remains optimistic that the lower courts ruling in favor of FirstCity’s claim to the proceeds will ultimately be upheld.

•                  FirstCity’s application for an industrial bank charter and deposit insurance continues in process in the State of Utah and the FDIC.  The FDIC has issued a moratorium on applications through January 31, 2007 for deposit insurance by Industrial Loan Companies (“ILCs”), as well as on notices of change in control for existing ILCs. The FDIC will not make any final decisions or accept any future applications for deposit insurance or notices of change in control for ILCs during this moratorium.  FirstCity and Cargill plan to pursue this application through to completion.

Conference Call

A conference call will be held today at 9:00 a.m. Central time to discuss third quarter 2006 results. A question and answer session will follow the prepared remarks. Details to access the call and webcast are as follows:

Event:	FirstCity Financial Corporation Third Quarter 2006 Conference Call
Date:	Wednesday, November 8, 2006
Time:	9:00 a.m. Central Time
Host:	James T. Sartain, FirstCity’s President and Chief Executive Officer

Web Access:	FirstCity’s web page-	www.fcfc.com/invest.htm or,
	CCBN’s Investor websites-	www.streetevents.com and,
www.fulldisclosure.com

Dial In Access:	Domestic	866-510-0711
	International	617-597-5379

	Pass code -	79884512

Replay	Domestic	888-286-8010
	International	617-801-6888

	Pass code -	54157445

The replay will be available until Wednesday November 22, 2006

Forward Looking Statements

Certain statements in this press release, which are not historical in fact, including, but not limited to, statements relating to future performance, may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, performance or achievements, and may contain the words “expect”, “intend”, “plan”, “estimate”, “believe”, “will be”, “will continue”, “will likely result”, and similar expressions. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. There are many important factors that could cause the Company’s actual results to differ materially.

These factors include, but are not limited to, the performance of the Company’s subsidiaries and affiliates, availability of portfolio assets, assumptions underlying portfolio asset performance, risks associated with foreign operations, currency exchange rate fluctuations, interest rate risk, risks of declining value of loans, collateral or assets, the degree to which the Company is leveraged, the Company’s continued need for financing, availability of the Company’s credit facilities, the impact of certain covenants in loan agreements of the Company and its subsidiaries, the ability of the Company to utilize net operating loss carry forwards, general economic conditions, foreign social and economic conditions, changes (legislative and otherwise) in the asset securitization industry, fluctuation in residential and commercial real estate values, capital markets conditions, including  the markets for asset-backed securities, uncertainties of any litigation arising from discontinued operations, factors more fully discussed and identified under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and risk factors and other risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 16,2006, as well as in the Company’s other filings with the SEC.

Many of these factors are beyond the Company’s control. In addition, it should be noted that past financial and operational performance of the Company is not necessarily indicative of future financial and operational performance. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements.

The forward-looking statements in this release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

The Company is a diversified financial services company with operations dedicated to portfolio asset acquisition and resolution with offices in the U.S. and with affiliate organizations in France and Mexico. Its common stock is listed on the NASDAQ National Market System under the symbol “FCFC.”

FirstCity Financial Corporation

Summary of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenues:
Servicing fees from affiliates	$4,679	$2,891	$10,182	$8,972
Income from Portfolio Assets	2,547	2,124	7,551	6,269
Interest income from affiliates	294	420	1,189	1,293
Interest income from loans receivable - other	17	—	17	—
Other income	654	269	1,846	1,079
Total revenues	8,191	5,704	20,785	17,613
Expenses:
Interest and fees on notes payable - other	1,797	909	5,433	2,619
Interest and fees on notes payable to affiliates	2	9	22	27
Salaries and benefits	4,094	3,571	11,110	11,413
Provision for loan and impairment losses	50	322	101	436
Occupancy, data processing, communication and other	2,688	1,908	6,165	5,574
Total expenses	8,631	6,719	22,831	20,069
Equity in earnings of investments	3,023	1,783	8,044	8,874
Gain on sale of interest in equity investments	2,378	—	2,405	—
Earnings from continuing operations before income taxes and minority interest	4,961	768	8,403	6,418
Income taxes	4	(79)	(140)	(321)
Minority interest	2	3	64	(36)
Earnings from continuing operations	4,967	692	8,327	6,061
Discontinued operations
Loss from operations of discontinued components	—	(281)	(75)	(378)
Income taxes	—	600	—	600
Loss from discontinued operations	—	319	(75)	222
Net earnings	$4,967	$1,011	$8,252	$6,283

Basic earnings per common share are as follows:
Earnings from continuing operations	$0.45	$0.06	$0.74	$0.54
Discontinued operations	$—	$0.03	$(0.01)	$0.02
Net earnings per common share	$0.45	$0.09	$0.73	$0.56
Wtd. avg. common shares outstanding	11,104	11,298	11,239	11,278

Diluted earnings per common share are as follows:
Earnings from continuing operations	$0.42	$0.05	$0.70	$0.50
Discontinued operations	$—	$0.03	$(0.01)	$0.02
Net earnings per common share	$0.42	$0.08	$0.69	$0.52
Wtd. avg. common shares outstanding	11,711	12,008	11,875	12,012

Selected Unaudited Balance Sheet Data
	September 30,	December 31,
	2006	2005
Cash	$13,036	$12,901
Portfolio Assets, net	78,908	49,346
Loans receivable	9,436	19,606
Equity investments	84,853	83,785
Deferred tax asset, net	20,101	20,101
Service fees receivable and other assets	7,021	8,973
Discontinued mortgage assets held for sale	103	157
Total assets	$213,458	$194,869

Notes payable - other	$105,963	$89,653
Notes payable to affiliates	—	606
Minority interest and other liabilities	5,774	5,578
Liabilities from discontinued consumer operations	72	121
Total liabilities	111,809	95,958
Total equity	101,649	98,911
Total liabilities and equity	$213,458	$194,869

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Portfolio Asset Acquisition and Resolution:
Summary Operating Statement Data
Revenues	$7,818	$5,576	$20,052	$17,252
Equity in earnings of investments	3,023	1,783	8,044	8,874
Gain on sale of interest in equity investments	2,378	—	2,405	—
Expenses	(6,951)	(5,017)	(18,305)	(15,427)
Operating contribution before provision for loan and impairment losses	6,268	2,342	12,196	10,699
Provision for loan and impairment losses	50	322	101	436
Operating contribution, net of direct taxes	$6,218	$2,020	$12,095	$10,263

Aggregate purchase price of portfolios acquired:
Acquisition partnerships
Domestic	$35,416	$32,299	$101,943	$60,481
Latin America	56,104	625	56,104	3,388
Europe	—	—	1,026	—
Total	$91,520	$32,924	$159,073	$63,869

	Purchase	FirstCity’s
	Price	Investment
Historical Acquisitions — Annual:
2006	$159,073	$73,781
2005	146,581	71,405
2004	174,139	59,762
2003	129,192	22,944
2002	171,769	16,717

	September 30,	December 31,
	2006	2005
Portfolio acquisition and resolution assets by region:
Domestic	$115,349	$105,938
Canada	2,292	—
Latin America	28,220	19,764
Europe	27,463	27,699
Total	$173,324	$153,401

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenues and equity in earnings of investments by region:
Domestic	$4,953	$4,692	$16,344	$15,418
Canada	17	—	17	—
Latin America	4,761	2,088	7,902	7,458
Europe	1,110	579	3,833	3,250
Total	$10,841	$7,359	$28,096	$26,126

Revenues and equity in earnings of investments by source:
Equity earnings	$3,023	$1,783	$8,044	$8,874
Servicing fees	4,679	2,891	10,182	8,972
Interest income from affiliates	294	420	1,189	1,293
Income from Portfolio Assets	2,547	2,124	7,551	6,269
Interest income from loans receivable - other	17	—	17	—
Other	281	141	1,113	718
Total	$10,841	$7,359	$28,096	$26,126

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Analysis of Equity Investments	2006	2005	2006	2005

FirstCity’s Average investment
Domestic	$38,993	$37,384	$47,792	$36,716
Latin America	16,901	1,893	8,636	1,725
Europe	24,205	16,822	24,661	18,016
Total	$80,099	$56,099	$81,089	$56,457

FirstCity Share of Equity Earnings:
Domestic	$1,282	$1,784	$5,136	$6,008
Latin America	779	(478)	(516)	(8)
Europe	962	477	3,424	2,874
Total	$3,023	$1,783	$8,044	$8,874

Selected other data:
Average investment in wholly owned portfolio assets and loans receivable:
Domestic	$64,192	$44,568	$56,172	$40,305
Canada	573	—	229	—
Latin America	6,519	17,766	12,774	18,548
Europe	2,645	509	2,158	517
Total	$73,929	$62,843	$71,333	$59,370

Income from wholly owned portfolio assets and loans receivable:
Domestic	$2,640	$2,189	$7,797	$6,445
Canada	17	—	17	—
Latin America	155	349	834	1,096
Europe	46	7	109	22
Total	$2,858	$2,545	$8,757	$7,563

Servicing fee revenues:
Domestic partnerships:
Servicing fee revenue	$825	$751	$2,798	$2,725
Average servicing fee %	3.0%	3.8%	2.9%	3.8%
Latin American partnerships:
Servicing fee revenue	$1,883	$2,039	$5,243	$5,935
Average servicing fee %	6.6%	13.8%	9.1%	12.1%
Incentive service fees	$1,971	$101	$2,141	$312
Total Service Fees:
Servicing fee revenue	$4,679	$2,891	$10,182	$8,972
Average servicing fee %	8.3%	8.4%	6.7%	7.4%

Collections:
Domestic	$27,898	$19,781	$95,007	$72,008
Latin America	28,325	14,749	57,529	48,924
Europe	11,049	12,477	40,164	41,463
Subtotal	67,272	47,007	192,700	162,395
Wholly-owned	8,823	5,804	30,970	19,735
Total	$76,095	$52,811	$223,670	$182,130

Servicing portfolio (face value)
Domestic	$541,116	$508,891
Latin America	1,634,816	1,421,124
Europe	824,031	808,568
Total	$2,999,963	$2,738,583

Number of personnel at period end:
Domestic	58	65
Latin America	118	137
Corporate	32	33
Total personnel	208	235